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Exhibit 1.2

[Form of Underwriting Agreement for Equity Securities incorporating Kinder Morgan Energy Partners, L.P. Underwriting Agreement Standard Provisions dated July 1, 2008]

Kinder Morgan Energy Partners, L.P.

Underwriting Agreement
for Equity Securities

                        , 20

Kinder Morgan Energy Partners, L.P.
500 Dallas Street, Suite 1000
Houston, Texas 77002

Ladies and Gentlemen:

        The underwriter or underwriters named below[, acting through                        , as representative(s) (the "Representatives"),] understand that Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), proposes to issue and sell                  common units representing limited partner interests, [and the common unitholder(s) listed on Schedule A hereto (the "Selling Unitholders") propose severally to sell the number of common units set forth opposite their respective names on Schedule A hereto, representing an aggregate of                        common units of the Partnership] (such                  common units being hereinafter referred to as the ("Purchased Securities"), registered on Registration Statement No. 333-[                ].

        Subject to the terms and conditions set forth herein or incorporated by reference herein and referred to below, the Partnership [and each Selling Unitholder] hereby agrees [severally and not jointly] to sell and each underwriter named below (such underwriters collectively, the "Underwriters"), severally and not jointly, agrees to purchase, at a purchase price equal to $        per common unit, the respective number of Purchased Securities (rounded up or down, as determined by the [Representatives] [Underwriters] in their discretion, in order to avoid fractions) obtained by multiplying the                  Purchased Securities [or the number of Purchased Securities set forth opposite the name of such Selling Unitholder on Schedule A hereto, as the case may be,] by a fraction the numerator of which is the number of Purchased Securities set forth below and the denominator of which is                  .

Underwriter	Number of Purchased Securities	Underwriter	Number of Purchased Securities

Total:

        The Underwriters will pay for such Purchased Securities upon delivery thereof at [state location] at 10:00 a.m. New York time on [state date].

        [In addition, at the option of the Underwriters, the Partnership proposes to issue and sell to the Underwriters an aggregate of not more than                  additional common units [and certain of the Selling Unitholders propose severally to sell to the Underwriters an aggregate of no more than                  additional common units] (such                   additional common units being hereinafter collectively referred to as the "Optional Securities").]*

        [Upon written notice from the Underwriters given to the Partnership [and the Selling Unitholders] not more than 30 days subsequent to the Closing Date, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per unit to be paid for the Purchased Securities. Subject to the foregoing, the Partnership [and each Selling Unitholder] agrees[, severally and not jointly,] to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of common units specified in such notice by a fraction the numerator of which is                  [in the case of the Partnership and the number of common units set forth opposite the names of each Selling Unitholder listed on Schedule A hereto under the caption "Number of Optional Securities" in the case of the Selling Unitholders] and the denominator of which is                        (subject to adjustment by the Underwriters to eliminate fractions). Such Optional Securities shall be purchased from the Partnership [and each Selling Unitholder] for the account of each Underwriter in the same proportion as the number of Purchased Securities set forth opposite such Underwriter's name above bears to the total number of Purchased Securities (subject to adjustment by the Underwriters to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering overallotments made in connection with the sale of the Purchased Securities. No Optional Securities shall be sold or delivered unless the Purchased Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be surrendered and terminated at any time upon notice by the Underwriters to the Partnership [and the Selling Unitholders]. The Underwriters will pay for such Optional Securities upon delivery thereof at [state location] at 10:00 a.m. New York time on a date determined by the Underwriters, which may be the Closing Date, but shall not be later than seven days after written notice of election to purchase Optional Securities is given.]*

        The following provisions shall apply to the Purchased Securities [and the Optional Securities]:

Listing:
Date referred to in Section 6(n) of the Underwriting Agreement Standard Provisions:
[other terms]:

*
To be added only if the Underwriters are granted an option to purchase additional units.

        All statements, requests, notices, communications and agreements hereunder shall be in writing, and if to the Partnership shall be delivered or sent by courier service, mail or facsimile transmission to it at 500 Dallas Street, Suite 1000, Houston, Texas 77002, Attention: Kimberly A. Dang, Vice President and Chief Financial Officer, Facsimile No. (713) 495-2818; and if to the Underwriters shall be delivered or sent by courier service, mail or facsimile transmission to the Underwriters, in care of                        at                           , Attention:                        , Facsimile No.                  [; provided, however, that if the foregoing address does not reflect the address of an individual Underwriter, any notice to that Underwriter pursuant to Section 7(d) of the Underwriting Agreement Standard Provisions shall be delivered or sent by courier service, mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, which address will be supplied to the Partnership upon request to the foregoing address]. Notice given by delivery or courier service shall be effective upon actual receipt. Notice given by mail shall be effective upon actual receipt or, if not actually received, the third business day following deposit with the U.S. Post Office, first-class postage pre-paid and return receipt requested. Notice given by facsimile transmission shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours.

        Unless otherwise provided herein, all the provisions contained in the document entitled Kinder Morgan Energy Partners, L.P. Underwriting Agreement Standard Provisions dated July 1, 2008, a copy of which was filed as an exhibit to Registration Statement No. 333-                , are hereby incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. For purposes of this Agreement, including the Underwriting Agreement Standard Provisions, the term "Applicable Time" shall mean [            ] [    ].m. (New York City time) on the date of this letter.

        Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,
[Name or names of Underwriter or Underwriters]
OR
[Name of Representative(s)]
By:
Name: Title: [Acting severally on behalf of [itself] [themselves] and the several Underwriters named above]

Agreed and Accepted:

KINDER MORGAN ENERGY PARTNERS, L.P.

By:	Kinder Morgan G.P., Inc., its general partner
	By:	Kinder Morgan Management, LLC, its delegate
By:
Name: Title:

[Name of each Selling Unitholder]

[By:
Name: Title:]

Schedule I

Pricing Information
and
Any Issuer General Use Free Writing Prospectuses

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  Exhibit 1.2